EXHIBIT 10.2

RETENTION AND NONCOMPETITION AGREEMENT

This Retention and Noncompetition Agreement (this "Agreement") is made as of May 2, 2014 between VERTEX REFINING LA, LLC, a Louisiana limited liability company (the "Company"), and the undersigned employee (the "Employee").  Certain capitalized terms used herein but not otherwise defined shall have the meanings set forth in Section 1.

RECITALS

A.           Employee has been employed by and has rendered services to or for the benefit of Omega Holdings Company LLC, a Delaware limited liability company ("Holdings"), or a Seller (as defined below).  Holdings is the sole member of Omega Refining, LLC, a Delaware limited liability company ("Omega"), and Bango Refining NV, LLC, a Delaware limited liability company ("Bango Refining;" and along with Omega, each a "Seller" and collectively, the "Sellers").

B.           The Company and Vertex Refining NV, LLC, a Nevada limited liability company ("Bango Buyer;" and along with the Company, individually a "Buyer" and collectively, the "Buyers"), have agreed to purchase substantially all of the assets of the Sellers used in connection with the operation of Sellers' business of (1) operating oil re-refineries and, in connection therewith, purchasing used lubricating oils and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers and (2) the provision of related products and support services (the "Business"), pursuant to the terms and conditions of an Asset Purchase Agreement made and entered into as of March 17, 2014 by and among Vertex Energy, Inc., a Nevada corporation and sole member of each of the Buyers, Buyers, Sellers and Holdings (the "Purchase Agreement").

C.           At the Initial Closing (as such term is defined in the Purchase Agreement), the Company will purchase substantially all of the assets of Omega (the "Omega Sale") and at the Second Closing (as such term is defined in the Purchase Agreement), the Bango Buyer will purchase substantially all of the assets of Bango Refining.

D.           Following the Omega Sale, the Company, directly and indirectly through their Affiliates, will continue to operate the Business, which is highly competitive.

E.           In light of, among other things, Employee's intimate knowledge of the Business and relations with customers, suppliers, employees and others having business dealings with the Business, Employee acknowledges that Employee's competition with the Business, or disclosure or use of Confidential Information (as defined below), would cause the Company and its Affiliates to suffer significant and irreparable damage, including damage resulting from a significant decrease in the value of the Business.  Accordingly, the Company desires to bind Employee to the noncompetition and confidentiality obligations contained herein, and Employee agrees to be so bound in exchange for the Retention Bonus (as defined below).

F.           Following the Omega Sale, the Company will hire and retain the Employee, and Employee desires to be hired and retained by the Company.  In consideration of such retention, the Company desires to pay Employee, and Employee accepts, the Retention Bonus (as defined below).

AGREEMENTS

In consideration of the recitals and the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.           Definitions.  For purposes of this Agreement, the term:

(a)           "Affiliate" means, with respect to any person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of more than 50% of the outstanding voting power of such person or entity or the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities, by contract or otherwise.

(b)           "Cause" means (i) the Employee's conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude, (ii) any intentional or willful misappropriation by the Employee of funds or property of the Company, (iii) any violation by the Employee of the terms of any covenant not to compete or confidentiality agreement with respect to the Company, (iv) any material failure of the Employee that is intentional or willful, or any material refusal of the Employee, to perform the duties reasonably assigned to him, or (v) any other intentional, fraudulent or gross misconduct by the Employee which is demonstrably injurious to the Company.

(c)           "Competitive Business" means any business or activity which competes, within the Restricted Territory (as defined below), with the business (including without limitation the Business) of the Company or any of its Affiliates in which business Employee was materially engaged or involved at any time during the twelve (12) month period immediately preceding the Employment Termination Date.  The term "Restricted Territory" means the territory that includes any states of the United States in which the particular business of the Company, any of its Affiliates or Holdings, referenced in the foregoing sentence, is or was conducted or engaged.  For purposes of this provision, a business shall be deemed to "compete" within the Restricted Territory if it has operations or employees in, markets or sells products or services in, has customers in or solicits business from Persons in the Restricted Territory.  A business of the Company, any of its Affiliates or Holdings shall be deemed to be "conducted or engaged" where it has operations, employees, or customers, where it markets or sells products or services, or where Persons are located which or whom the business solicits to purchase its products or services.

(d)           "Confidential Information" means all ideas, information, knowledge and discoveries, whether or not patentable, trademarkable or copyrightable, that are not generally known in the trade or industry and about which Employee has knowledge as a result of Employee’s employment with the Company, any of its Affiliates or Holdings, or participation in, or direct or indirect beneficial ownership of, the Company, any of its Affiliates or Holdings, including product specifications, manufacturing procedures, methods, equipment, compositions, technology, patents, know-how, inventions, improvements, designs, business plans, marketing plans, cost and pricing information, internal memoranda, formula, development programs, sales methods, customer, supplier, sales representative, distributor, licensor and licensee lists, mailing lists, customer usages and requirements, computer programs, information constituting “trade secrets” under applicable law and other confidential technical or business information and data.  Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that now or hereafter is in the public domain through no fault of the Employee.

(e)           "Disability" has the meaning provided in Section 409A of the Internal Revenue Code of 1986, as amended.

(f)           "Effective Date" means the date on which the Omega Sale is consummated.

(g)           "Employment Termination Date" means the date on which the Employee is no longer employed, for whatever reason, by at least one of the following: (i) the Company or (ii) any Affiliate of the Company.

(h)           "Person" means an individual, corporation, partnership, limited liability company, business trust, joint stock company, association, trust, unincorporated organization, joint venture, governmental authority or other entity.

(i)           "Retention Bonus" means an amount in cash equal to $150,000.

2.           Retention Bonus.  Subject to the Employee's continued employment by the Company through the applicable payment date, the Company will pay the Employee as follows:

(a)           The Company will make a first payment of 50% of the Retention Bonus to the Employee on the Effective Date;

(b)           The Company will make a second payment of 50% of the Retention Bonus on the six-month anniversary of the Effective Date (or, if such date is not a business day, on the first business day following such date) provided the Employee shall have remained in the continuous employment of the Company (or one of its Affiliates) during the period from the Effective Date until such second payment date; provided, however, that continuous employment until such date shall not be a condition to receipt of this second payment if the Employee's employment has been terminated by the Company without Cause or due to the death or Disability of the Employee.

3.           Employment Relationship.  Nothing in this Agreement shall limit the right of the Company, any parent of the Company, or any other person that owns or controls the Company to terminate the Employee's employment or otherwise impose any obligation to continue to employ the Employee from and after the Effective Date.

4.           Tax Withholding.  The Company may withhold from any payments to the Employee pursuant to this Agreement such federal, state, local or other taxes as shall be required to be withheld pursuant to any applicable law or regulation.

5.           Noncompetition; Nonsolicitation Generally.  For a period of two (2) months from and after the Employment Termination Date, Employee shall not, either individually or as an employee, officer, principal, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, contractor, distributor, consultant or otherwise, directly or indirectly:

(a)           In a capacity similar to Employee's capacity with the Company, any of its Affiliates or Holdings in the twelve (12) months prior to the Employment Termination Date, or any other capacity reasonably likely to involve the use or disclosure of Confidential Information, participate in, become associated with, provide assistance to, or engage in or have a financial interest in any Competitive Business;

(b)           Except on behalf of the Company or any of its Affiliates, solicit, induce or otherwise offer employment or engagement as an independent contractor to, or engage in discussions regarding employment or engagement as an independent contractor with, any person who is or was an employee, commissioned salesperson or consultant of, or who performed similar services for, the Company or its Affiliates, or assist any third party with respect to any of the foregoing, unless such person has been separated from his or her employment or other relationship with the Company and each of its Affiliates for a period of six (6) consecutive months; or

(c)           Engage in any practice the purpose of which is to evade the provisions of the foregoing noncompetition and nonsolicitation covenants.

Provided, however, that the foregoing shall not prohibit the ownership of not more than 2% of the securities of any corporation or other entity that is listed on a national securities exchange or traded in the national over-the-counter market, provided that Employee does not have any active participation in the business or management of such corporation or other entity.  Employee acknowledges and agrees that the duration, scope and activity restrictions of this Section 5 are reasonable.

6.           Confidential Information.

(a)           From and after the date of this Agreement, until a date that is two (2) years after the Employment Termination Date, Employee shall not, directly or indirectly, (a) use any Confidential Information for any purpose other than on behalf of and with the consent of the Company or any of its Affiliates, (b) disclose any Confidential Information to any person or entity other than the Company or any of its Affiliates, (c) keep or make copies of any documents, records or property containing any Confidential Information, or (d) assist any other person or entity in engaging in any of the foregoing, except to the extent necessary (i) to comply with the express terms of any agreement between Employee and the Company or any of its Affiliates, (ii) to comply with the express terms of a request by the Company or any of its Affiliates, or (iii) to perform Employee's employment duties and responsibilities on behalf of the Company or any of its Affiliates.  Notwithstanding the foregoing, Employee may disclose Confidential Information at such times, in such manner and to the extent such disclosure is required by applicable law, provided that Employee (x) provides the Company with prior written notice thereof, (y) limits such disclosure to what is strictly required, and (z) attempts to preserve the confidentiality of any Confidential Information so disclosed.  In addition, even after the aforementioned period, Employee shall not disclose to others or use any Confidential Information that constitutes a trade secret, or any information that the Company or any of its Affiliates received from a third party and continues to hold in confidence.  Nothing in this Agreement reduces any obligation of Employee to comply with applicable laws or orders relating to trade secrets, confidential information and unfair competition.  If, at any time on or after the date of this Agreement, Employee discovers that Employee is in personal possession of any records containing any Confidential Information, then Employee shall immediately deliver such records to the Company, without retaining any copy or summary thereof.  Employee shall not assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery.

(b)           Nothing in this Agreement is intended to in any way limit or negate Employee's duties and obligations or the Company's rights under the common law of torts or trade secrets, or under any statute relating to trade secrets or the protection of confidential or proprietary information where such law provides the Company with broader protection than that provided herein.  In addition to the Company's rights and the Employee's duties as specifically set out in this Agreement, the Company will retain all such rights, and Employee will be bound by all such duties to protect Confidential Information, the Company's trade secrets, and other information regarding the Company's business, as are or may be provided under the law (including but not limited to statutory, regulatory and common law).

7.           Consideration.  Employee acknowledges that the Retention Bonus paid pursuant to this Agreement is adequate consideration for Employee's execution, delivery and performance of this Agreement, including the noncompetition and nonsolicitation covenants contained herein.  Employee further acknowledges that the consideration described in this Section 7 shall not constitute, and shall not be construed to constitute, any type of limitation on the rights and remedies (including the amount of monetary damages) available to the Company and its Affiliates in the event of any breach or threatened breach of this Agreement.

8.           Miscellaneous.

(a)           Assignment.  The Company may sell, assign or otherwise transfer this Agreement, in whole or in part, to any person or entity that purchases all or any portion of the Business.  Employee shall not assign, transfer or otherwise encumber this Agreement or  Employee's rights or obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the Company, and any such attempted assignment without such consent shall be void and without legal effect.

(b)           Parties in Interest.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and permitted assigns.  In addition, Employee acknowledges and agrees that the Company's Affiliates are third-party beneficiaries of this Agreement and shall have the right to enforce the provisions of this Agreement to protect their respective rights and interests.  There are and shall be no other third-party beneficiaries of this Agreement.

(c)           Severability.  If any court of competent jurisdiction determines that the provisions of this Agreement, including the provisions set forth in Section 5 and Section 6 are illegal or excessively broad as to duration, scope or activity, then such provisions shall be construed so that the remaining provisions of this Agreement shall not be affected, but shall remain in full force and effect, and any such illegal or overly broad provisions shall be deemed, without further action on the part of any person or entity, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in the applicable jurisdiction.

(d)           Amendment.  This Agreement may be amended or supplemented only pursuant to a written instrument executed and delivered by each party; provided, however, that the Company may, in its reasonable discretion, require the execution of any such amendment, modification or supplement by Employee.

(e)           Waiver.  No waiver by any party of any of the provisions of this Agreement shall be effective unless expressly set forth in writing and executed by the party so waiving.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any provision of this Agreement.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(f)           Equitable Relief and Attorneys' Fees.  Employee agrees that (i) any breach by Employee of the provisions of Section 5 or Section 6 will result in irreparable injury to the Company and its Affiliates for which a remedy at law would be inadequate and (ii) in addition to any relief at law that may be available to the Company and its Affiliates for such breach and regardless of any other provision contained in this Agreement, the Company and its Affiliates shall be entitled to injunctive and other equitable relief as a court may grant, without the need to post a bond.  This Section 8(f) shall not be construed to limit the right of the Company and its Affiliates to obtain equitable relief for other breaches of this Agreement under general equitable standards.  The Company shall also be entitled to its reasonable attorneys' fees and costs associated with enforcing, or recovering damages for a breach of, any of the provisions of Section 5 or 6 of this Agreement.

(g)           Counterparts.  This Agreement may be executed by signatures exchanged via facsimile or other electronic means (including email delivery of PDF signatures) and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

VERTEX REFINING LA, LLC

By: /s/ Chris Carlson
Name: Chris Carlson
Its: CFO

EMPLOYEE:

/s/ Dave Peel
Dave Peel